Exhibit 31.2

Certification of Chief Financial Officer

Pursuant to Rule 13a-14(a) or 15d-14(a) under the Securities Exchange Act of 1934

I, Shane Harrison, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of NRC Health; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2026	By:	/s/ Shane Harrison
Shane Harrison
Chief Financial Officer
(Principal Financial Officer)